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                                                                  EXHIBIT h(10)

                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


           This MASTER ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made this 21st day of June, 2000 by and between A I M ADVISORS, INC., a Delaware corporation (the "Administrator") and AIM INTERNATIONAL FUNDS, INC., a Maryland corporation (the "Company") with respect to the separate series set forth in Appendix A to this Agreement, as the same may be amended from time to time (the "Portfolios").

                              W I T N E S S E T H:

           WHEREAS, the Company is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

           WHEREAS, the Company, on behalf of the Portfolios, has retained the Administrator to perform (or arrange for the performance of) accounting, shareholder servicing and other administrative services as well as investment advisory services to the Portfolios, and that the Administrator may receive reasonable compensation or may be reimbursed for its costs in providing such additional services, upon the request of the Board of Directors and upon a finding by the Board of Directors that the provision of such services is in the best interest of the Portfolios and their shareholders; and

           WHEREAS, the Board of Directors has found that the provision of such administrative services is in the best interest of the Portfolios and their shareholders, and has requested that the Administrator perform such services;

           NOW, THEREFORE, the parties hereby agree as follows:

           1. The Administrator hereby agrees to provide, or arrange for the provision of, any or all of the following services by the Administrator or its affiliates:

                     (a) the services of a principal financial officer of the Company (including related office space, facilities and equipment) whose normal duties consist of maintaining the financial accounts and books and records of the Company and the Portfolios, including the review of daily net asset value calculations and the preparation of tax returns; and the services (including related office space, facilities and equipment) of any of the personnel operating under the direction of such principal financial officer;

                     (b) supervising the operations of the custodian(s), transfer agent(s) or dividend agent(s) for the Portfolios; and

                     (c) such other administrative services as may be furnished from time to time by the Administrator to the Company or the Portfolios at the request of the Company's Board of Directors.

           2. The services provided hereunder shall at all times be subject to the direction and supervision of the Company's Board of Directors.

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           3. As full compensation for the services performed and the facilities furnished by or at the direction of the Administrator, the Portfolios shall reimburse the Administrator for expenses incurred by them or their affiliates in accordance with the methodologies established from time to time by the Company's Board of Directors. Such amounts shall be paid to the Administrator on a quarterly basis.

           4. The Administrator shall not be liable for any error of judgment or for any loss suffered by the Company or the Portfolios in connection with any matter to which this Agreement relates, except a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

           5. The Company and the Administrator each hereby represent and warrant, but only as to themselves, that each has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

           6. Nothing in this Agreement shall limit or restrict the rights of any director, officer or employee of the Administrator who may also be a trustee, officer or employee of the Company to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

           7. This Agreement shall become effective with respect to a Portfolio on the Effective Date for such Portfolio, as set forth in Appendix A attached hereto. This Agreement shall continue in effect with respect to a Portfolio for an initial period of two years from the Effective Date for such Portfolio and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

                     (a) (i) by the Company's Board of Directors or (ii) by the vote of "a majority of the outstanding voting securities" of such Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

                     (b) by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Company directors), by votes cast in person at a meeting specifically called for such purpose.

           This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a) (4) of the 1940 Act).


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           8. This Agreement may be amended or modified with respect to one or more Portfolios, but only by a written instrument signed by both the Company and the Administrator.

           9. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

           10. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Administrator at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel, or (b) to the Company at Eleven Greenway Plaza, Suite 100, Houston, Texas 77046, Attention: President, with a copy to the General Counsel.

           11. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

           12. This Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Texas.

           IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                A I M ADVISORS, INC.



Attest: /s/ P. MICHELLE GRACE                   By: /s/ ROBERT H. GRAHAM
        -------------------------                   -------------------------
           Assistant Secretary                     President

(SEAL)


                                                AIM INTERNATIONAL FUNDS, INC.



Attest: /s/ P. MICHELLE GRACE                   By: /s/ ROBERT H. GRAHAM
        -------------------------                   -------------------------
        Assistant Secretary                         President

(SEAL)

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                                   APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INTERNATIONAL FUNDS, INC.




PORTFOLIOS                                         EFFECTIVE DATE OF AGREEMENT
----------                                         ---------------------------
AIM Asian Growth Fund                                   June 21, 2000
AIM European Development Fund                           June 21, 2000
AIM Global Aggressive Growth Fund                       June 21, 2000
AIM Global Growth Fund                                  June 21, 2000
AIM Global Income Fund                                  June 21, 2000
AIM International Equity Fund                           June 21, 2000





Dated: June 21, 2000
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